EXHIBIT 99.1

Nutanix Reports Fourth Quarter and Fiscal 2026 Financial Results

Reports 16% YoY ARR Growth and Strong Free Cash Flow for Fiscal 2026

Delivers Outperformance Across All Fourth Quarter Guided Metrics

SAN JOSE, Calif., Aug. 26, 2026 (GLOBE NEWSWIRE) -- Nutanix, Inc. (NASDAQ: NTNX), a hybrid cloud leader and AI innovator, today announced financial results for its fourth quarter and fiscal year ended July 31, 2026.

“Our fourth quarter was a strong finish to fiscal 2026, a year in which we delivered solid top and bottom line performance and added over 3,000 new customers,” said Rajiv Ramaswami, CEO of Nutanix. “In FY26, we made good progress with respect to partnerships, signing new or enhanced agreements with AMD, Lenovo, NetApp and NVIDIA. We also delivered innovation across our cloud platform, especially with respect to AI and broadening our support for external storage.”

“Our fiscal 2026 results demonstrated a good balance of top and bottom line performance with 16% year-over-year ARR growth and strong free cash flow generation,” said Rukmini Sivaraman, CFO of Nutanix. “We remain focused on delivering sustainable growth and improving profitability.”

Fourth Quarter Fiscal 2026 Financial Summary

	Q4 FY’26	Q4 FY’25	Y/Y Change
Annual Recurring Revenue (ARR)[1]	$2.55 billion	$2.20 billion	16%
Average Contract Duration[2]	3.3 years	3.2 years	0.1 years
Revenue	$757.1 million	$653.3 million	16%
GAAP Gross Margin	86.0%	87.2%	(120) bps
Non-GAAP Gross Margin	87.7%	88.3%	(60) bps
GAAP Operating Expenses	$581.4 million	$538.2 million	8%
Non-GAAP Operating Expenses	$465.6 million	$457.2 million	2%
GAAP Operating Income	$70.0 million	$31.2 million	$38.8 million
Non-GAAP Operating Income	$198.0 million	$119.5 million	$78.5 million
GAAP Operating Margin	9.2%	4.8%	440 bps
Non-GAAP Operating Margin	26.2%	18.3%	790 bps
Net Cash Provided by Operating Activities	$315.0 million	$219.5 million	$95.5 million
Free Cash Flow	$277.6 million	$207.8 million	$69.8 million

Fiscal 2026 Financial Summary

	FY’26	FY’25	Y/Y Change
Annual Recurring Revenue (ARR)[1]	$2.55 billion	$2.20 billion	16%
Average Contract Duration[2]	3.2 years	3.1 years	0.1 years
Revenue	$2.85 billion	$2.54 billion	12%
GAAP Gross Margin	86.8%	86.8%	0 bps
Non-GAAP Gross Margin	88.0%	88.1%	(10) bps
GAAP Operating Expenses	$2.20 billion	$2.03 billion	8%
Non-GAAP Operating Expenses	$1.84 billion	$1.70 billion	8%
GAAP Operating Income	$274.0 million	$172.5 million	$101.5 million
Non-GAAP Operating Income	$675.4 million	$536.1 million	$139.3 million
GAAP Operating Margin	9.6%	6.8%	280 bps
Non-GAAP Operating Margin	23.7%	21.1%	260 bps
Net Cash Provided by Operating Activities	$916.7 million	$821.5 million	$95.2 million
Free Cash Flow	$840.7 million	$750.2 million	$90.5 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Nutanix Announces the Model Context Protocol (MCP) Server for Nutanix Cloud Platform (NCP): Nutanix announced the launch of its MCP server for NCP, bringing secure, natural-language, agentic AI automation to hybrid cloud environments without sacrificing control.
  Nutanix Announces Availability of Dell PowerStore: Nutanix announced that Dell Private Cloud with PowerStore for NCP is now available with Nutanix Cloud Infrastructure (NCI) 7.6.
  Nutanix Unveils New Regulated Industry Data from Its Eighth Annual Enterprise Cloud Index (ECI) Survey: Nutanix unveiled new regulated industry data from its eighth annual ECI survey shared earlier this year, which showed that Healthcare, Financial Services, and Public Sector industries face the greatest risks in shadow AI, data sovereignty, compliance, and organizational silos.
  Nutanix and ChronoScale Announce Strategic Partnership to Accelerate Enterprise AI Adoption: Nutanix and ChronoScale announced a strategic partnership to jointly deliver enterprise-ready AI infrastructure and help accelerate adoption of AI servers across global markets.
  Nutanix Gives Enterprises the Freedom to Run Production Agentic AI Their Way: Nutanix announced the general availability of Nutanix Enterprise AI (NAI) 2.8, and the upcoming general availability of Nutanix Kubernetes Platform (NKP) 2.19, along with new incentives, programs, and resources designed to help partners accelerate growth on emerging AI opportunities.

First Quarter Fiscal 2027 Outlook

Revenue	$755 - $765 million
Non-GAAP Operating Margin	26% to 28%
Weighted Average Shares Outstanding (Diluted)[3]	Approximately 294 million

Fiscal 2027 Outlook

Revenue	$3.180 - $3.230 billion
Non-GAAP Operating Margin	24% to 25%
Free Cash Flow	$850 - $950 million

Supplementary materials to this press release, including our fourth quarter and fiscal 2026 earnings presentation, can be found at https://ir.nutanix.com/financial/quarterly-results.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s fourth quarter and fiscal 2026 financial results on a conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Footnotes

1Annual Recurring Revenue, or ARR, is defined as the sum of ACV for all subscription contracts from all customers in effect as of the end of a specific period, assuming any subscription contract that expires is renewed on its existing terms. ARR excludes the value of professional services, non-portable software and support contracts and hardware sales. For the purposes of this calculation, we generally assume that the contract term begins on the date when the software is made available to the customer. ACV is defined as the total annualized value of a contract. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract. Beginning with the first quarter of fiscal 2026, our methodology for calculating ARR was updated to align more closely with the timing of when licenses are made available to customers. For comparability purposes, ARR for all prior periods have been adjusted to conform to the updated methodology.

2Average Contract Duration represents the dollar-weighted term, calculated on a billings basis, across all subscription contracts, as well as our limited number of life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

3Weighted average share count used in computing diluted non-GAAP net income per share.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, free cash flow, Annual Recurring Revenue (or ARR), and Average Contract Duration. In computing non-GAAP financial measures, we exclude certain items such as stock-based compensation, costs associated with our acquisitions (such as amortization of acquired intangible assets and other acquisition-related costs), restructuring charges, litigation settlement accruals and legal fees related to certain litigation matters, the amortization of the debt discount and issuance costs related to debt, interest expense related to debt, inducement expense related to the repurchase of convertible senior notes, changes in the fair value of convertible notes receivable, valuation allowance releases, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after capital expenditures, and we define free cash flow as net cash provided by operating activities less purchases of property and equipment. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the top-line growth of our subscription business (including our ability to acquire subscriptions with new customers and to retain and expand with existing customers), while normalizing for differences in contract durations. Our calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any subscription contract not to be renewed on its existing terms. ARR is a performance measure that should be viewed independently of revenue and does not represent our revenue under GAAP on an annualized basis or a forecast of GAAP revenue. Investors should not place undue reliance on ARR as an indicator of our future or expected results. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled performance measures presented by other companies. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income, operating margin, and net cash provided by operating activities, respectively. There is no GAAP measure that is comparable to ARR or Average Contract Duration, so we have not reconciled the ARR or Average Contract Duration data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our first quarter fiscal 2027 outlook and/or our fiscal 2027 outlook: non-GAAP operating margin and free cash flow. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business trends, momentum and prospects; our expectations regarding demand for our solutions; our ability to capitalize on market opportunities through our partnerships, cloud platform innovations, AI offerings and support for external storage; our focus on delivering sustainable growth and improving profitability; our first quarter fiscal 2027 outlook; and our fiscal 2027 outlook.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the inherent uncertainty or assumptions and estimates underlying our projections and guidance, which are necessarily speculative in nature; supply chain constraints, component availability and related impacts on the timing of orders, shipments and customer deployments; any failure to successfully implement or realize the anticipated benefits of our business plans, strategies and initiatives, or unexpected difficulties or delays in doing so; our ability to achieve, sustain and/or manage future growth effectively; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions (including AI-related offerings), products, services, product features or technology; macroeconomic or geopolitical uncertainty; our ability to attract, recruit, train, retain, and, where applicable, ramp to full productivity, qualified employees and key personnel; factors that could result in the significant fluctuation of our future quarterly operating results (including anticipated changes to our revenue and product mix, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions); our ability to form new or maintain and strengthen existing strategic alliances and partnerships, as well as our ability to manage any changes thereto; our ability to successfully implement and realize the anticipated benefits of our recently announced restructuring initiatives; our ability to make share repurchases; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2025 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 24, 2025 and subsequent quarterly reports. Additional information will be set forth in our Annual Report on Form 10-K for the fiscal year ended July 31, 2026, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a hybrid cloud leader and AI innovator, offering organizations a unified infrastructure software platform to safely run applications, data, and AI anywhere. Trusted by customers worldwide, Nutanix empowers more than 50% of the Global 2000 to innovate faster with AI, while modernizing infrastructure, simplifying operations, and controlling costs. Learn more at www.nutanix.com or follow us on social media.

© 2026 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. (“Nutanix”) in the United States and other countries. Other brand names or marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release is for informational purposes only and nothing herein constitutes a warranty or other binding commitment by Nutanix.

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com

NUTANIX, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of
	July 31, 2025	July 31, 2026
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$769,502	$777,308
Short-term investments	1,223,234	1,584,155
Accounts receivable, net	337,967	289,251
Deferred commissions—current	153,072	156,316
Prepaid expenses and other current assets	105,391	221,483
Total current assets	2,589,166	3,028,513
Property and equipment, net	142,814	134,887
Operating lease right-of-use assets	134,526	164,427
Deferred commissions—non-current	189,221	217,606
Intangible assets, net	2,615	1,837
Goodwill	185,235	185,235
Deferred tax asset(1)	16,974	1,215,823
Other assets—non-current	22,643	125,357
Total assets	$3,283,194	$5,073,685
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$81,599	$96,508
Accrued compensation and benefits	230,498	269,181
Accrued expenses and other current liabilities	24,187	36,117
Deferred revenue—current	1,054,023	1,246,575
Operating lease liabilities—current	23,234	35,713
Total current liabilities	1,413,541	1,684,094
Deferred revenue—non-current	1,058,731	1,176,794
Operating lease liabilities—non-current	115,754	134,310
Convertible senior notes, net	1,343,818	1,348,711
Other liabilities—non-current	45,870	27,211
Total liabilities	3,977,714	4,371,120
Stockholders’ (deficit) equity:
Common stock	7	7
Additional paid-in capital	4,200,466	4,416,059
Accumulated other comprehensive income (loss)	700	(4,895)
Accumulated deficit	(4,895,693)	(3,708,606)
Total stockholders’ (deficit) equity	(694,520)	702,565
Total liabilities and stockholders’ (deficit) equity	$3,283,194	$5,073,685

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(1) Prior to the fourth quarter of fiscal 2026, this was included within Other assets—non-current. Prior period amounts have been updated to conform to the current period presentation.

NUTANIX, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2025	2026	2025	2026
	(in thousands, except per share data)
Revenue:
Product	$339,789	$388,388	$1,341,374	$1,489,693
Support, maintenance and other services	313,478	368,690	1,196,553	1,363,852
Total revenue	653,267	757,078	2,537,927	2,853,545
Cost of revenue:
Product(1)(2)	4,372	5,661	28,341	21,443
Support, maintenance and other services(1)	79,461	100,066	306,441	355,306
Total cost of revenue	83,833	105,727	334,782	376,749
Gross profit	569,434	651,351	2,203,145	2,476,796
Operating expenses:
Sales and marketing(1)(2)	281,280	303,897	1,056,465	1,150,278
Research and development(1)	193,666	205,053	736,823	790,892
General and administrative(1)	63,280	72,412	237,316	261,656
Total operating expenses	538,226	581,362	2,030,604	2,202,826
Income from operations	31,208	69,989	172,541	273,970
Other income, net	13,935	12,726	39,107	53,138
Income before provision for (benefit from) income taxes	45,143	82,715	211,648	327,108
Provision for (benefit from) income taxes	6,493	(1,186,917)	23,282	(1,179,729)
Net income	$38,650	$1,269,632	$188,366	$1,506,837
Net income per share attributable to Class A common stockholders, basic	$0.14	$4.69	$0.70	$5.61
Net income per share attributable to Class A common stockholders, diluted	$0.13	$4.34	$0.65	$5.17
Weighted average shares used in computing net income per share attributable to Class A common stockholders, basic	268,659	270,570	267,479	268,691
Weighted average shares used in computing net income per share attributable to Class A common stockholders, diluted	297,456	292,736	294,083	292,183

__________________________
(1) Includes the following stock-based compensation expense:

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2025	2026	2025	2026
	(in thousands)
Product cost of revenue	$399	$400	$2,824	$1,550
Support, maintenance and other services cost of revenue	6,814	8,058	27,582	28,190
Sales and marketing	19,372	22,332	80,930	82,402
Research and development	42,872	45,481	175,361	180,844
General and administrative	15,714	18,254	64,893	64,681
Total stock-based compensation expense	$85,171	$94,525	$351,590	$357,667

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(2) Includes the following amortization of intangible assets:

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2025	2026	2025	2026
	(in thousands)
Product cost of revenue	$105	$106	$2,185	$424
Sales and marketing	88	90	353	354
Total amortization of intangible assets	$193	$196	$2,538	$778

NUTANIX, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Fiscal Year Ended July 31,
	2025	2026
	(in thousands)
Cash flows from operating activities:
Net income	$188,366	$1,506,837
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72,701	70,640
Stock-based compensation	351,590	357,667
Amortization of debt discount and issuance costs	3,877	5,452
Inducement expense from partial repurchase of the 2027 Notes	11,347	—
Operating lease cost, net of accretion	29,029	34,946
Deferred income taxes	3,639	(1,198,850)
Other	(8,468)	(4,792)
Changes in operating assets and liabilities:
Accounts receivable, net	(71,886)	(39,170)
Deferred commissions	16,517	(31,630)
Prepaid expenses and other assets	(8,101)	(130,217)
Accounts payable	30,018	19,443
Accrued compensation and benefits	33,286	44,492
Accrued expenses and other liabilities	(4,269)	709
Operating leases, net	(29,954)	(33,813)
Deferred revenue	203,764	314,974
Net cash provided by operating activities	821,456	916,688
Cash flows from investing activities:
Maturities of investments	476,173	805,208
Purchases of investments	(1,359,593)	(1,167,799)
Sales of investments	3,016	2,750
Purchases of property and equipment	(71,283)	(76,013)
Net cash used in investing activities	(951,687)	(435,854)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	68,935	61,447
Proceeds from sales of shares through private placement	—	150,000
Taxes paid related to net share settlement of equity awards	(256,636)	(195,534)
Proceeds from the issuance of convertible notes, net of issuance costs	848,010	—
Payment of third-party debt issuance costs	(3,448)	—
Partial repurchase of the 2027 Notes	(95,453)	—
Payment of revolver issuance costs	(2,794)	—
Repurchases of common stock	(307,900)	(483,543)
Other financing activities, net	(6,628)	(5,399)
Net cash provided by (used in) financing activities	244,086	(473,029)
Net increase in cash, cash equivalents and restricted cash	$113,855	$7,805
Cash, cash equivalents and restricted cash—beginning of period	655,662	769,517
Cash, cash equivalents and restricted cash—end of period	$769,517	$777,322
Restricted cash(1)	15	14
Cash and cash equivalents—end of period	$769,502	$777,308
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$32,537	$30,274
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$6,945	$2,412
Unpaid taxes related to net share settlement of equity awards included in accrued expenses and other liabilities	$13,423	$7,615

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(1) Included within other assets—non-current in the consolidated balance sheets.

Disaggregation of Revenue (Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2025	2026	2025	2026
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$615,974	$719,111	$2,410,751	$2,712,274
Professional services and other revenue(1)	37,293	37,967	127,176	141,271
Total revenue	$653,267	$757,078	$2,537,927	$2,853,545

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(1) Prior to fiscal 2026, these amounts were presented as separate line items, Professional services and Other non-subscription product. Prior period amounts have been updated to conform to the current period presentation.

Annual Recurring Revenue (Unaudited)

	As of July 31,
	2025	2026
	(in thousands)
Annual Recurring Revenue (ARR) (1)	$2,201,672	$2,548,797

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(1) Beginning with the first quarter of fiscal 2026, our methodology for calculating ARR was updated to align more closely with the timing of when licenses are made available to customers. Prior period amounts have been updated to conform to current quarter methodology.

Remaining Performance Obligations (Unaudited)

	As of July 31,
	2025	2026
	(in thousands)
Remaining performance obligations:
Current	$1,328,328	$1,686,685
13-36 months	977,341	1,293,675
Thereafter	386,892	460,051
Total	$2,692,561	$3,440,411

Reconciliation of GAAP to Non-GAAP Profit Measures (Unaudited)

	GAAP	Non-GAAP Adjustments								Non-GAAP
	Three Months Ended July 31, 2026	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	Three Months Ended July 31, 2026
	(in thousands, except percentages and per share data)
Gross profit	$651,351	$8,458	$106	$3,706	$—	$—	$—	$—	$—	$663,621
Gross margin	86.0%	1.2%	—	0.5%	—	—	—	—	—	87.7%
Operating expenses:
Sales and marketing	303,897	(22,332)	(90)	(17,597)	—	—	—	—	—	263,878
Research and development	205,053	(45,481)	—	(5,173)	—	—	—	—	—	154,399
General and administrative	72,412	(18,254)	—	(1,162)	(5,248)	(408)	—	—	—	47,340
Total operating expenses	581,362	(86,067)	(90)	(23,932)	(5,248)	(408)	—	—	—	465,617
Income from operations	69,989	94,525	196	27,638	5,248	408	—	—	—	198,004
Operating margin	9.2%	12.5%	—	3.7%	0.7%	0.1%	—	—	—	26.2%
Net income	$1,269,632	$94,525	$196	$27,638	$5,248	$5,868	$3,001	$(1,208,216)	$(22,539)	$175,353
Weighted shares outstanding, basic	270,570									270,570
Weighted shares outstanding, diluted (9)	292,736									292,736
Net income per share, basic	$4.69	$0.36	$-	$0.10	$0.02	$0.02	$0.01	$(4.47)	$(0.08)	$0.65
Net income per share, diluted (10)	$4.34									$0.60

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(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Restructuring charges
(4) Legal fees
(5) Change in fair value of convertible note receivable and other
(6) Amortization of debt issuance costs and interest expense related to debt
(7) Valuation allowance release related to our U.S. deferred tax assets
(8) Income tax effect of non-GAAP adjustments. We use a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(9) Includes 22,166 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(10) In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $1,099 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments								Non-GAAP
	Fiscal Year Ended July 31, 2026	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	Fiscal Year Ended July 31, 2026
	(in thousands, except percentages and per share data)
Gross profit	$2,476,796	$29,740	$424	$3,706	$—	$—	$—	$—	$—	$2,510,666
Gross margin	86.8%	1.1%	—	0.1%	—	—	—	—	—	88.0%
Operating expenses:
Sales and marketing	1,150,278	(82,402)	(354)	(17,597)	—	—	—	—	—	1,049,925
Research and development	790,892	(180,844)	—	(5,173)	—	—	—	—	—	604,875
General and administrative	261,656	(64,681)	—	(1,162)	(14,899)	(408)	—	—	—	180,506
Total operating expenses	2,202,826	(327,927)	(354)	(23,932)	(14,899)	(408)	—	—	—	1,835,306
Income from operations	273,970	357,667	778	27,638	14,899	408	—	—	—	675,360
Operating margin	9.6%	12.6%	—	1.0%	0.5%	—	—	—	—	23.7%
Net income	$1,506,837	$357,667	$778	$27,638	$14,899	$5,868	$11,986	$(1,208,216)	$(120,702)	$596,755
Weighted shares outstanding, basic	268,691									268,691
Weighted shares outstanding, diluted(9)	292,183									292,183
Net income per share, basic	$5.61	$1.34	$-	$0.10	$0.06	$0.02	$0.04	$(4.50)	$(0.45)	$2.22
Net income per share, diluted(10)	$5.17									$2.04

__________________________
(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Restructuring charges
(4) Legal fees
(5) Change in fair value of convertible note receivable and other
(6) Amortization of debt issuance costs and interest expense related to debt
(7) Valuation allowance release related to our U.S. deferred tax assets
(8) Income tax effect of non-GAAP adjustments. We use a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(9) Includes 23,492 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(10) In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $4,403 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended July 31, 2025	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended July 31, 2025
	(in thousands, except percentages and per share data)
Gross profit	$569,434	$7,213	$105	$—	$—	$—	$—	$576,752
Gross margin	87.2%	1.1%	—	—	—	—	—	88.3%
Operating expenses:
Sales and marketing	281,280	(19,372)	(88)	—	—	—	—	261,820
Research and development	193,666	(42,872)	—	—	—	—	—	150,794
General and administrative	63,280	(15,714)	—	(2,971)	—	—	—	44,595
Total operating expenses	538,226	(77,958)	(88)	(2,971)	—	—	—	457,209
Income from operations	31,208	85,171	193	2,971	—	—	—	119,543
Operating margin	4.8%	13.0%	—	0.5%	—	—	—	18.3%
Net income	$38,650	$85,171	$193	$2,971	$(100)	$3,008	$(20,784)	$109,109
Weighted shares outstanding, basic	268,659							268,659
Weighted shares outstanding, diluted(7)	297,456							297,456
Net income per share, basic	$0.14	$0.33	$-	$0.01	$-	$0.01	$(0.08)	$0.41
Net income per share, diluted(8)	$0.13							$0.37

__________________________
(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Legal fees
(4) Other
(5) Amortization of debt issuance costs and interest expense related to debt
(6) Income tax effect of non-GAAP adjustments. We use a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(7) Includes 28,797 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(8) In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $1,099 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Fiscal Year Ended July 31, 2025	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Fiscal Year Ended July 31, 2025
	(in thousands, except percentages and per share data)
Gross profit	$2,203,145	$30,406	$2,185	$—	$—	$—	$—	$—	$2,235,736
Gross margin	86.8%	1.2%	0.1%	—	—	—	—	—	88.1%
Operating expenses:
Sales and marketing	1,056,465	(80,930)	(353)	—	—	—	—	—	975,182
Research and development	736,823	(175,361)	—	—	—	—	—	—	561,462
General and administrative	237,316	(64,893)	—	(9,451)	—	—	—	—	162,972
Total operating expenses	2,030,604	(321,184)	(353)	(9,451)	—	—	—	—	1,699,616
Income from operations	172,541	351,590	2,538	9,451	—	—	—	—	536,120
Operating margin	6.8%	13.8%	0.1%	0.4%	—	—	—	—	21.1%
Net income	$188,366	$351,590	$2,538	$9,451	$(310)	$11,347	$8,377	$(95,646)	$475,713
Weighted shares outstanding, basic	267,479								267,479
Weighted shares outstanding, diluted(8)	294,083								294,083
Net income per share, basic	$0.70	$1.32	$0.01	$0.04	$-	$0.04	$0.03	$(0.36)	$1.78
Net income per share, diluted(9)	$0.65								$1.62

__________________________
(1) Stock-based compensation expense
(2) Amortization of intangible assets
(3) Legal fees
(4) Other
(5) Inducement expense related to partial repurchase of the 2027 Notes
(6) Amortization of debt issuance costs and interest expense related to debt
(7) Income tax effect of non-GAAP adjustments. We use a long-term projected non-GAAP tax rate of 20% for the purposes of determining our non-GAAP net income and non-GAAP income per share, which is based on our current long-term projections. We believe the use of a long-term projected tax rate of 20% aligns with the non-GAAP measure of profitability, reduces volatility of the non-GAAP tax rate and provides consistency across reporting periods. Our estimated long-term projected tax rate is subject to change for a variety of reasons, including tax law changes in major jurisdictions in which we operate, changes in our geographic earnings mix, or other changes to our strategy or business operations. We will re-evaluate our long-term projected tax rate as appropriate.
(8) Includes 26,604 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans
(9) In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $3,172 of interest expense related to the convertible senior notes

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (Unaudited)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2025	2026	2025	2026
	(in thousands)
Net cash provided by operating activities	$219,529	$315,013	$821,456	$916,688
Purchases of property and equipment	(11,750)	(37,443)	(71,283)	(76,013)
Free cash flow	$207,779	$277,570	$750,173	$840,675